MASTER AGREEMENT AMONG UNDERWRITERS



                            __________________, 1997




W. B. McKee Securities, Inc.
3003 North Central Avenue, Suite 100
Phoenix, Arizona 85012

Ladies and Gentlemen:

         We understand that you may act from time to time as Representative of the several underwriters of offerings of securities to be conducted by you. We further understand that this Agreement shall apply to and govern our participation in any such offerings of securities in which we elect to act as underwriters after receipt from you of an invitation by telecopy, telegram or other written form of communication or telephone call (confirmed immediately in writing) ("Invitation Telecopy") which will identify the issuer, describe the securities to be offered and state the amount of securities to be underwritten by us (subject to increase as provided in the applicable Underwriting Agreement). Prior to the commencement of the offering, you will notify us by telecopy, telegram or other written form of communication or telephone call (confirmed immediately in writing) of the terms of any particular offering of securities ("Terms Telecopy"), it being understood that the terms and conditions set forth herein and therein shall be applicable only in public offerings with respect to which you have expressly informed us that such terms and conditions shall be applicable.

         The Terms Telecopy shall specify the price at which the securities are to be purchased by the underwriters (or the formula for establishing the maximum purchase price) and certain other terms of the offering, including without limitation and as applicable, the initial public offering price (or the formula for determining such price), the interest or dividend rate (or the method by which such rate is to be determined), whether the Underwriting Agreement provides the underwriters with an option to purchase option securities, the Selected Dealer's concession, the amount of any reallowance, the management fee and information with respect to the trustee, if any.

         This Agreement, as amended or supplemented by the Invitation Telecopy, shall become effective with respect to our participation in an offering of securities if you have received our acceptance of the Invitation Telecopy, which acceptance will be by telecopy, telegram or in such other form as may be specified in the Invitation Telecopy and if you have not received a communication from us revoking our acceptance in the manner and within the time period specified in the Invitation Telecopy or the Terms Telecopy. Our acceptance will constitute an affirmation that, except as otherwise stated in such acceptance, each statement included in the Underwriters' Questionnaire set forth as Exhibit A hereto (or that you may have otherwise furnished to us) is correct.

         As used herein, "this Agreement" refers to this Agreement together with any Invitation Telecopy and Terms Telecopy (which may be combined in a single communication), "Company" refers to the issuer of the securities in an offering to which this Agreement relates, "Securities" refers to those securities offered in an offering to which this Agreement relates, "Option Securities" refers to those securities covered by any option provided the underwriters to purchase additional securities to cover over-allotments, "you" or "Representative" refers to W. B. McKee Securities, Inc., "Underwriter" refers to those underwriters (including the

Representative), our "underwriting obligation" refers to the amount of Securities that we agree in the Underwriting Agreement to purchase, subject to increase as provided in the Underwriting Agreement, but without giving effect to any reduction for our portion of any Securities sold pursuant to Delayed Delivery Contracts (as defined in Section 4(b) hereof) and "our Securities" refers to the Securities comprising our underwriting obligation.

         1. Registration Statement and Prospectus. You will furnish to us, to the extent made available by the Company, copies of the registration statement, the related prospectus and the amendment(s) thereto (excluding exhibits but including any documents incorporated by reference therein) filed with the Securities and Exchange Commission ("Commission") in respect of the Securities, and our acceptance of the Invitation Telecopy with respect to an offering of Securities will serve to confirm that we are willing to accept the responsibility of an Underwriter thereunder and to proceed as therein contemplated. Such acceptance will further confirm that the statements made under the heading "Underwriting" in the proposed final form of prospectus, insofar as they relate to us, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As hereinafter mentioned, the "Registration Statement" and the "Prospectus" refer to the Registration Statement and the Prospectus included as a part thereof, in the form in which the Registration Statement becomes effective and the form in which the Prospectus is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended ("Act") with respect to the Securities. Each preliminary prospectus with respect to the Securities is herein referred to as a "Preliminary Prospectus." You have our consent to the use of our name in the Prospectus and any Preliminary Prospectus, as one of the Underwriters. You are authorized, with the approval of counsel for the Representative, to approve on our behalf any further amendments or supplements to the Registration Statement or the Prospectus which may be necessary or appropriate.

         2. Authority. We authorize you on our behalf to negotiate the terms of, and to execute and deliver, an underwriting agreement or purchase agreement among the Company, the selling security holders, if any ("Selling Securityholders") and the Underwriters relating to the Securities ("Underwriting Agreement"). As used herein the term "Underwriting Agreement" includes any pricing agreement relating to the Securities. We further authorize you to consent to such changes in or waivers of compliance with the Underwriting Agreement as in your judgment do not materially and adversely affect our rights and obligations and to execute on our behalf any supplementary agreement with the Company or the Selling Securityholders, if any. We authorize you to act as Representative under this Agreement and, as Representative, to exercise all authority and discretion vested in the Underwriters or in the Representative by the provisions of the Underwriting Agreement and to take such action as you deem advisable in connection with the performance of the Underwriting Agreement and this Agreement, and the purchase, carrying, sale and distribution of the Securities. Without limiting the foregoing, we authorize you to (a) make changes in those who are to be Underwriters and in the amount of Securities to be purchased by them, provided that the original underwriting obligation of any Underwriter shall not be changed without the consent of such Underwriter, (b) determine all matters relating to advertising and communications with dealers or others, (c) extend the time within which the Registration Statement may become effective by not more than 24 hours, (d) postpone the closing date and (e) exercise any right of cancellation or termination.

         3. Compensation. As compensation for your services as Representative in connection with the purchase of the Securities and the management of the public offering thereof, we agree to pay you and we authorize you to charge our account with an amount equal to the management fee specified in the Terms Telecopy.

         4. Terms of the Public Offering.

                  (a)  We  authorize  you,  as  Representative  of  the  several
Underwriters, to manage the underwriting and the public offering of the Securities and to take such action in connection therewith and in connection with the purchase, carrying and resale of the Securities as you in your sole discretion deem appropriate or desirable. Without limiting the foregoing, we authorize you to determine (i) with respect to offerings using formula pricing, the initial public offering price and the price at which the Securities are to be purchased in accordance with the Underwriting Agreement and (ii) whether to purchase any Option Securities and the amount, if any, of the Option Securities to be so purchased. You are also authorized to make any changes in the public offering price or other terms of the offering, the concession to Selected Dealers (hereinafter defined) and the reallowance to dealers, after the initial public offering of the Securities.

         We further authorize you for our account to reserve, offer for sale, and deliver against payment therefor, such amount of Securities as you may determine to (a) various members of the National Association of Securities Dealers, Inc. ("NASD"), including you and any of the other Underwriters, or foreign dealers who are not eligible for membership in the NASD and who agree not to reoffer, resell or deliver the Securities in the United States or to persons who they have reason to believe are residents of the United States
("Selected Dealers"), at the public offering price, less a concession not in excess of the Selected Dealers concession set forth in the Terms Telecopy; and
(b) institutions, trustees and individuals ("Special Purchasers"), at the public offering price. Except for sales which are designated by a purchaser to be for the account of a particular Underwriter, sales made by you to Special Purchasers for our account shall be as nearly as practicable in the same proportion to all such sales as the amount which our underwriting obligation bears to the total underwriting. Sales made by you to Selected Dealers for our account shall be approximately in the proportion that the amount of our Securities reserved for such sales bears to the total Securities so reserved for sale to such dealers.

         In making direct sales of the Securities, the several Underwriters may allow and the Selected Dealers, if any, may reallow, such concession or concessions not in excess of the amount set forth in the Terms Telecopy (a) to dealers who are members of the NASD and who agree to comply with Section 24 of
Article III of the Rules of Fair Practice of the NASD or (b) to foreign dealers who are not eligible for membership in the NASD and who agree not to reoffer, resell or deliver the Securities in the United States or to persons whom they have reason to believe are residents of the United States and who agree to comply with the NASD's Interpretation with Respect to Free-Riding and Withholding, and to comply, as though they were a member of the NASD, with the provisions of Sections 8, 24 and 36 of such Rules of Fair Practice and to comply with Section 25 thereof as that Section applies to a non-member foreign dealer.

         At any time prior to the termination of this Agreement with respect to the Securities, any of the Securities purchased by us, which are reserved by you for sale for our account as set forth above but not sold, may, on our request, and at your discretion, be released to us for direct sale, and the Securities so released to us shall no longer be deemed reserved for sale by you. From time to time prior to the termination of this Agreement with respect to the Securities, on your request, we shall advise you of the amount of the Securities remaining unsold which were retained by or released to us for direct sale, or if any other securities are delivered to us pursuant to Section 8 hereof, and, on your request, we shall release to you any such securities remaining unsold for sale by you for our account.

         The Underwriters and the Selected Dealers may with your consent purchase Securities from and sell Securities to each other at the public offering price less a concession not in excess of the concession to Selected Dealers.

         If immediately prior to the filing of the Registration Statement relating to the Securities the Company was not subject to the requirements of
Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), we will not sell to any account over which we exercise discretionary authority.

                  (b) If contemplated by the terms of offering of the Securities, arrangements may be made for the sale of Securities pursuant to delayed delivery contracts between the Company and purchasers ("Delayed Delivery Contracts"). We authorize you to act on our behalf in arranging any Delayed Delivery Contracts, and we agree that all such arrangements will be made only through you, directly or through Selected Dealers (including Underwriters acting as Selected Dealers), to whom you may pay a commission.

         Reservations of our Securities as contemplated by the preceding paragraphs of this Section may include reservations of Securities for sale pursuant to Delayed Delivery Contracts. Except for sales of Securities pursuant to Delayed Delivery Contracts which you determine in your sole discretion were directed by a purchaser to a particular Underwriter or were made pursuant to arrangements made by a particular Underwriter through you, sales of reserved Securities pursuant to Delayed Delivery Contracts not arranged through Selected Dealers shall be as nearly as practicable in proportion to the respective underwriting obligations of the Underwriters. Sales of reserved Securities pursuant to Delayed Delivery Contracts arranged through Selected Dealers shall be as nearly as practicable in proportion to the respective reservations of Securities as you may determine.

         The total amount of Securities to be purchased by the Underwriters pursuant to the Underwriting Agreement will be reduced by any Securities sold pursuant to Delayed Delivery Contracts ("Contract Securities"), and the amount of Securities to be purchased by us will be reduced by the amount of Contract Securities which you determine were sold pursuant to arrangements made for our account as contemplated by the preceding paragraph of this Section.

         The fee payable by the Company to Underwriters with respect to Contract Securities shall be credited to our account based upon the amount of Contract Securities attributed to us as specified in the preceding paragraph.

         If the amount of Contract Securities attributed to us plus the amount of other Securities sold by us or for our account exceeds our underwriting obligation, there shall be credited to us with respect to such excess amount of Securities only the amount of the commission payable to Selected Dealers in respect of Contract Securities.

         The commissions payable to Selected Dealers in respect of sales of Contract Securities arranged through them shall be charged to each Underwriter in the proportion which the amount of Securities of such Underwriter reserved and sold pursuant to Delayed Delivery Contracts arranged through Selected Dealers bears to the total Securities so reserved and sold.

         After, and only after, advice from you that the Securities are released for public offering, will we offer to the public in conformity with the terms of the offering as set forth in the Prospectus or any amendment or supplement thereto such of the Securities to be purchased by us as you advise us are not reserved.

         We will comply with any and all restrictions which may be set forth in the invitation. The initial public advertisement with respect to the Securities shall appear on such date, and shall include the names of such of the Underwriters, as you may determine.

         5. Additional Provisions Regarding Sales. Any Securities sold by us (otherwise than through you) which you purchase in the open market or otherwise prior to the termination of this Agreement as provided in Section 9, shall be repurchased by us on demand at the cost to you of such purchase plus commissions, taxes on redelivery, accrued interest and dividends. Securities delivered on such repurchase need not be the identical Securities so purchased. In lieu of such repurchase, you may, in your discretion, sell for our account the Securities so purchased and debit or credit our account for the loss of profit resulting from such sale, or charge our account with an amount not in excess of the Selected Dealers' concession with respect to such Securities.

         Sales of Securities among the Underwriters may be made with your prior consent or as you may deem advisable for state securities law purposes.

         In connection with offers to sell and sales of Securities, we will comply with all applicable laws and all applicable rules, regulations and interpretations of all governmental agencies and self-regulatory organizations.

         6. Payment and Delivery. At or before such time, on such dates and at such places as you may specify in the Invitation Telecopy, we will deliver to you or your agent, wire funds, or a certified or bank cashier's check payable to the order of W. B. McKee Securities, Inc., in an amount equal to the gross initial public offering price. You agree to pay us the Selected Dealers' concession in accordance with this Agreement and the Invitation Telecopy, along with all accrued simple interest thereon at the Prime Rate then in effect as referenced by Bank One, Arizona, NA, within 45 days of the termination of this Agreement. We authorize you to make payment for our account of the purchase price for the Securities to be purchased by us against delivery to you of such Securities (which may be in temporary form), and the difference between such purchase price of the Securities and the amount of our funds delivered to you therefor shall be credited to our account. You shall deliver to us the Securities retained by us for direct sale as soon as practicable after your receipt of the Securities.

         We agree that delivery of any Securities purchased by us shall be made through the facilities of the Depository Trust Company if we are a member thereof, unless we are otherwise notified by you in your discretion. If we are not a member of the Depository Trust Company, such delivery shall be made through a correspondent who is such a member, if we shall have furnished instructions to you naming such correspondent, unless we are otherwise notified by you in your discretion.

         We authorize you to hold and deliver to Selected Dealers and Special Purchasers against payment the portion of our Securities reserved by you for offering to them. Upon receiving payment for the Securities so sold for our account, you will remit to us promptly an amount equal to either the purchase price stated in the Underwriting Agreement or the net sales proceeds, as you may elect.

         In connection with the purchase or carrying for our account of any Securities under this Agreement or the Underwriting Agreement, we authorize you, in your discretion, to advance your own funds for our account, or, as Representative, to arrange and make loans on our behalf and for our account and to execute and deliver any notes or other instruments and hold or pledge as security any of our Securities, or any securities acquired pursuant to Section 8 hereof, as may be necessary or advisable in your discretion. Our obligation in respect to any such loans shall be several and not joint. Any lending bank is hereby authorized to rely upon your instructions in all matters relating to any such loans.

         You may deliver to us from time to time, for carrying purposes only, any Securities reserved but which have not been sold or paid for. We will redeliver to you on demand any Securities so delivered to us for carrying purposes.

         7. Allocation of Expenses. We agree to pay and authorize you to charge our account with all transfer taxes on sales made by you for our account and our proportionate share, based upon our underwriting obligation, of all other expenses incurred by you under the terms of this Agreement and the Underwriting Agreement. With respect to the offering of Securities pursuant to this Agreement, the respective accounts of the Underwriters shall be settled as promptly as practicable after the termination of this Agreement designated in Section 10(b). Your determination of the amount and the allocation of any such charges or expenses shall be final and conclusive.

         We authorize you to charge our account for any and all expenses incurred by you in connection with the purchase and sale of the Securities or preparations therefor. We agree that all expenses of a general nature incurred by you shall be borne by us based upon our respective underwriting obligations. You may at any time make partial distributions of credit balances or call for payment of debit balances. Any of our funds in your hands may be held with your general funds without accountability for interest. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account. In the event we fail to fulfill our obligation hereunder, the expenses chargeable to us pursuant to this agreement and not paid, as well as any additional expenses arising from such default, may be charged against the other underwriters not so defaulting in the same proportions as their respective underwriting obligations, without, however, relieving us from our liability therefor. Your ascertainment of all expenses and apportionment thereof shall be conclusive.

         8. Stabilization and Other Matters. We authorize you, in your discretion, to make purchases and sales of Securities, any other securities of the Company of the same class and series, any securities of the Company into which the Securities are convertible and any securities of the Company that you may specify in writing, in the open market or otherwise, for long or short account, on such terms and at such prices as you may determine, and to over-allot in arranging sales of Securities. It is understood that you may have made purchases of outstanding securities of the Company for stabilizing purposes prior to the time when this Agreement became binding upon us with respect to the offering of the Securities, and we agree that any securities so purchased shall be treated as having been purchased for the respective accounts of the Underwriters pursuant to the foregoing authorization. We authorize you to cover any short position incurred pursuant to this Section by purchasing securities on such terms and in such manner as you deem advisable. At no time shall our net commitment either for long or short accounts (except for over-allotments which may be covered by the purchase of Option Securities) under the foregoing provisions of this Section exceed an amount equal to fifteen percent (15%) of our underwriting obligation as it relates to the aggregate underwriting obligations of all Underwriters. On demand, we will take up and pay for at cost any securities so purchased and deliver any of said securities so sold or overallotted for our account, and if any other Underwriter shall fail to comply with such a demand, we will assume our proportionate share of such obligations, based upon our underwriting obligation as related to the aggregate underwriting obligations of all non-defaulting Underwriters, without, however, relieving such defaulting Underwriter from its liability therefor. The existence of this provision is no assurance that the price of the Securities or other securities of the Company will be stabilized or that stabilizing, if commenced, may not be discontinued at any time.

         We agree to advise you from time to time upon your request of the amount of our Securities retained by us remaining unsold and will upon your request sell to you for the accounts of one or more of the several Underwriters such amount of such Securities as you may designate at such price, not less than the public offering price less the Underwriter's Discount concession nor more than the initial public offering price, as you may determine.

         If prior to the termination of this Agreement, you shall purchase or contract to purchase any of the Securities which were sold by us (otherwise than through you) pursuant to this Agreement, in your discretion you may (a) sell for our account the Securities so purchased and debit or credit our account for the loss or profit resulting from such sale, (b) charge our account with an amount equal to the Underwriter's Discount with respect thereto and credit such amount against the cost thereof or (c) require us to repurchase such Securities at a price equal to the total cost of such purchase made by you as Representative, including discount and commissions, if any, and transfer tax on the redelivery. Certificates for the Securities delivered on such repurchase need not be identical to the certificates so purchased by you.

         We understand that, in the event that you effect stabilization pursuant to this Section, you will notify us promptly of the date and time when the first stabilizing purchase is effected and the date and time when stabilizing is terminated. We agree that stabilizing by us may be effected only with the consent of W. B. McKee Securities, Inc., and we will furnish W. B. McKee Securities, Inc. with such information and reports relating to such stabilization as are required by the rules and regulations of the Commission under the Exchange Act.

         We authorize you, in your sole discretion, to exercise any over-allotment option in whole or in part or to cancel the same at such time as you may determine. To the extent, if at all, that you exercise such option, we agree to take down and pay for our portion of such Option Securities in the proportion that our underwriting obligation bears to the underwriting obligations of all Underwriters. You will advise us of the amount of our Option Securities, and we will offer such Option Securities to the public in conformity with the terms of the offering set forth in the Prospectus.

         9. Open Market Transactions. We and you agree that, until the termination of the provisions of this Section of this Agreement with respect to the Securities, neither we nor you will make purchases or sales of the Securities or securities exchangeable for, convertible into, or exercisable against the Securities, any security of the same class and series as the Securities and any right to purchase the Securities or any such security, including trading in any put or call option on any such security other than (a) as provided for in this Agreement or in the Underwriting Agreement or (b) as a broker in executing unsolicited orders.

         We represent that we have not participated in any transaction prohibited by the preceding paragraph and that we have at all times complied with the provisions of Rule 10b-6 of the Commission applicable to the offering of the Securities.

         10. Termination and Settlement.

                  (a) This Agreement may be terminated by any party hereto upon five (5) business days' written notice to the other parties; provided, however, that as to any notice received after this Agreement shall have become effective, as provided in the third paragraph of this Agreement, with respect to any offering of Securities, this Agreement shall remain in full force and effect as to such offering of Securities and shall terminate with respect to such offering and all previous offerings in accordance with the provisions of paragraph (b) of this Section.

                  (b) With respect to each offering of Securities pursuant to this Agreement, this Agreement shall terminate forty-five (45) days after the initial public offering date of the Securities, or at such earlier date as you may determine in your discretion, or may be extended by you, in your discretion, for an additional period or periods not exceeding fifteen (15) days in the aggregate, in each case, except as otherwise provided herein. You may, in your discretion, on notice to us prior to such time terminate the effectiveness of
Section 9 of this Agreement.

         Upon termination of this Agreement with respect to the offering of the Securities, or prior thereto at your discretion, you shall deliver to us any of the Securities purchased by us from the Company and the Selling Securityholders, if any, and held by you for sale for our account but not sold and paid for and any other securities of the Company which are held by you for our account pursuant to the provisions of Section 9 hereof.

         As promptly as possible after the termination of this Agreement with respect to the offering of the Securities, the accounts arising pursuant thereto shall be settled and paid. The determination by you of the amounts to be paid to or by us hereunder shall be final and conclusive.

                  (c)   Notwithstanding   anything  in  this  Agreement  to  the
contrary, our obligations under Section 7, 13 and 14 shall survive the termination of this Agreement pursuant to paragraph (a) or (b) of this Section.

         11. Default by Underwriter. Default by one or more Underwriters under counterparts to this Agreement executed by such Underwriters or under the
Underwriting Agreement will not release the other Underwriters from their obligations or affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. If one or more Underwriters default under the Underwriting Agreement, you may arrange for the purchase by one or more non-defaulting Underwriters of Securities not taken up by the defaulting Underwriter or Underwriters and we will, at your request, increase pro rata with the other non-defaulting Underwriters the amount of our underwriting obligation by an amount not exceeding ten percent (10%) of our underwriting obligation with respect to the Securities.

         12. Legal Qualifications. You shall inform us, upon request, of the states and other jurisdictions of the United States in which it is believed that the Securities are qualified for sale under, or are exempt from the requirements of, their respective securities laws, but you assume no responsibility with respect to our right or the right of any Underwriter or other person to sell Securities in any jurisdiction. You are authorized to file with the Department of State of the State of New York a Further State Notice with respect to the Securities, if you determine to sell any of the Securities in New York and if a Further State Notice shall be necessary.

         If we propose to offer Securities outside of the United States, its territories or its possessions, we shall so notify you and designate the nations in which such offering is proposed, and we will take, at our own expense, such action, if any, as may be necessary to comply with the laws of each foreign jurisdiction in which we propose to offer Securities.

         13. Liability of Representative. You shall be under no liability (except for your own want of good faith and for obligations expressly assumed by you hereunder) for or in respect of: the validity or value of, or title to, any of the Securities; the form of, or the statements contained in, or the validity of, the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any other letters or instruments executed by or on behalf of the Company, any Selling Securityholder or other persons; the form or validity of the Underwriting Agreement or this Agreement; the delivery of the Securities; the performance by the Company, the Selling Securityholders or others of any agreement on its or their part; or any matter in connection with any of the foregoing. Nothing in this Section 13, however, shall be deemed to relieve you from any liability imposed by the Act.

         14. Indemnification and Claims. We agree to indemnify, hold harmless and reimburse each other Underwriter, their respective affiliates, directors, officers, employees, agents, counsel, representatives, and participants (collectively, "Underwriter Parties") to the extent, and upon the terms that we will agree, as one of the Underwriters, to indemnify, hold harmless and reimburse the Company, the Selling Securityholders, if any, and certain other persons pursuant to the Underwriting Agreement. This indemnity agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter Parties or any statement made to the Commission as to the results thereof.

         In the event that at any time any person other than an Underwriter Party asserts a claim against one or more of the Underwriters or against you as Representative of the Underwriters arising out of an alleged untrue statement or omission in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or documents incorporated by reference therein or relating to any transaction contemplated by this Agreement, we authorize you to make such investigation, to retain such counsel for the Underwriters and to take such action in the defense of such claim as you may deem necessary or advisable. You may settle such claim with the approval of a majority in interest of the Underwriters. We will pay our proportionate share (based upon our underwriting obligation) of all expenses incurred by you, including the fees and expenses of counsel for the
Underwriters, in investigating and defending against such claim and our proportionate share of the aggregate liability incurred by all Underwriters in respect of such claim after deducting any contribution or indemnification obtained pursuant to the Underwriting Agreement, or otherwise, from persons other than Underwriters, whether such liability is the result of a judgment against one or more of the Underwriters or the result of any such settlement. We and any other Underwriter may retain separate counsel at our own expense. A claim against or liability incurred by a person who controls an Underwriter shall be deemed to have been made against or incurred by such Underwriter. In the event of default by us in respect of our obligations under this Section, each non-defaulting Underwriter shall assume its proportionate share of our obligations without relieving us of our liability hereunder.

         15. Distribution of Prospectuses and Other Matters. We are familiar with Release No. 4968 under the Act and Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final prospectuses, and we confirm that we will comply therewith, to the extent applicable, in connection with any sale of Securities. You shall cause to be made available to us, to the extent made available to you by the Company, such number of copies of the Prospectus and any Preliminary Prospectuses as we may reasonably request for purposes contemplated by the Exchange Act and the rules and regulations thereunder.

         We agree to keep an  accurate  record  of the  distribution  (including dates, number of copies and persons to whom sent) by us of the Registration Statement, any amendment thereto and any related Preliminary Prospectus and supplement thereto and also agree, upon request by W. B. McKee Securities, Inc. to furnish promptly to the persons who received copies of the above, copies of any subsequent amendment to the Registration Statement or any revised Preliminary Prospectus or any revised Preliminary Prospectus supplement or of any memorandum furnished to us outlining changes in any such document.

         16. Miscellaneous. Nothing in this Agreement shall constitute you or us partners or joint venturers with you, or with the other Underwriters and the obligations of each of you, ourselves and of each of the other Underwriters are several and not joint. We elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended.

         Your  authority  under  this  Agreement  and  under  the   Underwriting
Agreement as Representative may be exercised solely by W. B. McKee Securities, Inc.

         Any notice from you to us shall be deemed duly given if hand-delivered, telecopied, telegraphed or telephoned (and confirmed immediately in writing) to us at the address set forth in the Terms Telecopy to us. Any notice from us to you shall be deemed duly given if hand-delivered, telecopied, telegraphed or telephoned (and confirmed immediately in writing) to W. B. McKee Securities, Inc., 3003 North Central Avenue, Suite 100, Phoenix, Arizona 85012, Attention:
Mark Jazwin.

         We confirm that we are actually engaged in the investment banking or securities business and are either (a) a member of the NASD and our commitment to purchase shares pursuant to the Underwriting Agreement will not result in a violation of the financial responsibility requirements of Rule 15c-3-1 of the Commission, or of any similar provisions of any applicable rules of any securities exchange to which we are subject or of any restriction imposed upon us by any such exchange or any governmental authority or (b) a foreign dealer not eligible for membership in the NASD who hereby agrees to make no sales within the United States, its territories or its possessions (except that we may participate in sales to Special Purchasers under Section 4 hereof) or to persons who are citizens thereof or resident therein. In making sales of Securities, if we are such a member, we agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice, or, if we are such a foreign dealer, we agree to comply with such Interpretation and Sections 8, 24 and 36 of such Article as though we were such a member and
Section 25 of such Article as that Section applies to a non-member foreign dealer.

         This Agreement in all respects shall be governed by the laws of Arizona and shall inure to the benefit of and be binding upon the successors, assigns, executors and administrators of the parties hereto. It is being executed by us and delivered to you, in duplicate, and we request that you confirm by signature, in the space provided below, and return one copy to us.

                                 Very truly yours,


                                 -----------------------------------------------
                    (Name of Firm exactly as it should appear
                 in any Registration Statement or advertisement)


                                 By
                                   ---------------------------------------------

                                 Name:
                                      ------------------------------------------

                                 Title:
                                       -----------------------------------------

                                 Address:
                                         ---------------------------------------

                                 -----------------------------------------------


                                Telephone:  (____)
                                                  ------------------------------

                                Telecopier: (____)
                                                  ------------------------------


Confirmed as of the date first above written:

W. B. McKEE SECURITIES, INC.


By:
   ---------------------------------
         Mark Jazwin